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                                                                    EXHIBIT 99.1

Contact:

Investors:                                                 Media:
Ann Tanabe                                                 Brad Miles
Encysive Pharmaceuticals                                   BMC Communications
(713) 796-8822                                             (212)477-9007 ext. 17

Hershel Berry
The Trout Group
(415) 392-3385


FOR IMMEDIATE RELEASE


ENCYSIVE PHARMACEUTICALS ANNOUNCES CLOSING OF $48.6 MILLION STOCK OFFERING

Houston, TX- (December 23, 2003) - Encysive Pharmaceuticals (NASDAQ: ENCY) announced today the closing of its previously announced offering of 6,500,000 shares of its common stock in an underwritten offering by SG Cowen Securities Corporation acting as sole book-running manager, RBC Capital Markets acting as co-lead manager, and Needham & Company, Inc. acting as co-manager. At the closing, the underwriters also purchased an additional 975,000 shares of common stock pursuant to their over allotment option. The shares of common stock were sold to the public for $6.50 per share. With the exercise of the over allotment option, the gross proceeds from the offering realized by the Company is approximately $48.6 million.

The net proceeds of the offering will be used for further clinical development, marketing and pre-launch activities related to sitaxsentan, research and development of Encysive's other product candidates, and general corporate purposes, including capital expenditures and other working capital requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Copies of the prospectus supplement can be obtained from the Prospectus Departments of SG Cowen Securities Corporation (c/o ADP-IDS Fulfillment Center, 1155 Long Island Ave., Edgewood, NY 11717, phone 631/254-7106, fax 631/254-7140 or 631/254-7268), RBC Capital Markets (60 South
6th Street, 17th Floor, Minneapolis, MN 55402, phone 612/371-2818, fax 612/371-2837), or Needham & Company, Inc. (445 Park Avenue, New York, NY 10022, phone 212/371-8300, fax 212/371-8418) or from Encysive (6700 West Loop, 4th
Floor, Bellaire, TX 77401, phone 713/796-8822, fax 713/796-8232).

ABOUT ENCYSIVE PHARMACEUTICALS

Encysive Pharmaceuticals Inc., a biopharmaceutical company focused on the discovery, development and commercialization of novel drugs, is recognized for our expertise in small molecule drug development and vascular biology. Argatroban, our first FDA-
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approved product, is being marketed by GlaxoSmithKline for heparin-induced thrombocytopenia. Encysive Pharmaceuticals is in Phase III development of the endothelin antagonist, sitaxsentan, for pulmonary arterial hypertension. Our majority-owned affiliate, Revotar Biopharmaceuticals AG, is in Phase II development with the selectin antagonist bimosiamose in asthma, psoriasis and atopic dermatitis. Encysive Pharmaceuticals has several other research and development programs ongoing for a range of cardiovascular and inflammatory diseases. To learn more about Encysive Pharmaceuticals please visit our web site: www.encysive.com.



This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are timing and cost of our clinical trials, attainment of research and clinical goals and milestones of product candidates, attainment of required government approvals, sales levels of our products and availability of financing and revenues sufficient to fund development of product candidates and operations. In particular, careful consideration should be given to cautionary statements made in the various reports Encysive Pharmaceuticals, including as Texas Biotechnology Corporation, has filed with the Securities and Exchange Commission. The company undertakes no duty to update or revise these forward-looking statements.

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